EXHIBIT 99.1




						  [Symetra Financial Corp. logo]




News Release

Investor Relations Contact:			     Media Relations Contact:
Jim Pirak					     Diana McSweeney
Symetra						     Symetra
(425) 256-8284					     (425) 256-6167
jim.pirak@symetra.com				     diana.mcsweeney@symetra.com


             Symetra Announces Management Change in Life Division

BELLEVUE, Wash. - (June 27, 2012) - Symetra Financial Corporation (NYSE: SYA) today announced that Jonathan Curley, executive vice president, Life Division, is leaving the company to pursue other interests, with an expected effective date of July 31, 2012.

Symetra CEO Tom Marra will lead the company's individual life insurance business until a replacement for Curley is named.

"Since joining Symetra in 2010, Jon has built a talented team of life insurance professionals, and he started the vital work of expanding our life product portfolio and distribution network. We thank Jon for his contributions to our company and wish him well in his future endeavors," said Marra.

"As we conduct an external search for a new Life Division leader, we will look for an experienced executive to accelerate the pace of growth in our life insurance business," Marra said.

About Symetra
Symetra Financial Corporation (NYSE: SYA) is a diversified financial services company based in Bellevue, Wash. In business since 1957, Symetra provides employee benefits, annuities and life insurance through a national network of benefit consultants, financial institutions, and independent agents and advisors. For more information, visit www.symetra.com.

Safe Harbor Statement
Some of the statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements give expectations or forecasts of future events. In particular, these include statements relating to future actions, plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining Symetra's actual future results. Consequently, no forward-looking statement can be guaranteed, and forward-looking statements may be adversely affected by factors, including general market conditions and competitive product development. Risks, uncertainties and other factors that might cause such differences include the risks, uncertainties and other factors identified in Symetra's filings with the U.S. Securities and Exchange Commission.

Symetra does not undertake any obligation to publicly correct or update any forward-looking statement if Symetra later becomes aware that such statement is not likely to be achieved.